UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2010

Cobalt International Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34579	27-0821169
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Post Oak Central 1980 Post Oak Boulevard, Suite 1200 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 579-9100

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                                   Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Cobalt International Energy, Inc. (the “Company”) was held on May 4, 2010. There were 356,594,544 shares of common stock entitled to vote at the meeting and a total of 331,806,589 shares (93%) were represented at the meeting.

The proposals voted upon at the annual meeting and the final results of the vote on each proposal were as follows:

Proposal 1 — The election of eleven directors to serve until the 2011 Annual Meeting, and until their respective successors are elected and qualified.

Each nominee for director was elected by a vote of the stockholders as follows:

Nominees	Votes For	Votes Withheld	Not Voted (Broker Non-Votes)

Joseph H. Bryant	314,973,286	8,466,519	8,366,784

Gregory A. Beard	312,993,914	10,445,891	8,366,784

Peter R. Coneway	313,058,971	10,380,834	8,366,784

Henry Cornell	314,955,930	8,483,875	8,366,784

Jack E. Golden	321,613,353	1,826,452	8,366,784

Kenneth W. Moore	313,058,971	10,380,834	8,366,784

J. Hardy Murchison	313,130,570	10,309,235	8,366,784

Kenneth A. Pontarelli	313,058,770	10,381,035	8,366,784

Myles W. Scoggins	321,896,126	1,543,679	8,366,784

D. Jeff van Steenbergen	314,293,521	9,146,284	8,366,784

Martin H. Young, Jr.	321,874,426	1,565,379	8,366,784

Proposal 2 — The approval of the Cobalt International Energy, Inc. Non-Employee Directors Compensation Plan and the Cobalt International Energy, Inc. Non-Employee Directors Deferral Plan.

The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain	Not Voted (Broker Non-Votes)

322,443,747	845,487	150,571	8,366,784

Proposal 3 — The ratification of appointment of Ernst & Young LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2010.

The proposal was approved by a vote of the stockholders as follows:

For	Against	Abstain

331,473,558	328,294	4,737

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2010

Cobalt International Energy, Inc.

	By:	/s/ Samuel H. Gillespie
	Name:	Samuel H. Gillespie
	Title:	General Counsel and
Executive Vice President